SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of Earliest Event Reported): July 24, 1998


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


     Virginia                     0-5200                    22-1427551
     (State or other              (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation)


                                One Bontex Drive
                        Buena Vista, Virginia 24416-1500
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (540) 261-2181

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          (Former name or former address, if changed since last report)


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        Item 5.        Other Events.

        Bontex, Inc. has announced that its common stock has been approved for listing on the Nasdaq SmallCap Market, effective with the opening of business on July 24, 1998, under the symbol "BOTX."

        Bontex common stock previously traded on the Nasdaq National Market, which recently adopted new public float requirements, with which the Company's common stock does not comply. As a result, Bontex has transferred its common stock listing to the Nasdaq SmallCap Market. Although the Company does not anticipate any problems, there can be no assurance that the removal of Bontex common stock from the Nasdaq National Market or the relisting of the common stock on the Nasdaq SmallCap Market will not affect the trading and price of Bontex common stock.

        Bontex is a leading global manufacturer of elastomeric wet web impregnated fiberboard products used by the footwear, headwear, luggage, leathergoods, and automotive industries. The Company maintains corporate headquarters and manufacturing facilities at Bontex, Inc., USA, One Bontex Drive, Buena Vista, Virginia, and at Bontex SA, Stembert, Belgium; a distribution and converting facility at Bontex Italia, Verona, Italy; and distribution subsidiaries, Bontex de Mexico, SA de CV, in Leon, Mexico, and Bontex Hong Kong in Hong Kong. Bontex also maintains a network of liaison offices and distributors globally to market Bontex products.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BONTEX, INC.



                                           By s/David A. Dugan
                                              ---------------------------------
                                                   David A. Dugan
                                                   Assistant Corporate Secretary

Date: July 24, 1998

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